UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2026

Date of Report (Date of earliest event reported)

5&2 Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8291 Baucum Road Midlothian, TX	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 833-924-6736

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On December 31, 2025, the Board of Directors (the "Board") of 5&2 Studios, Inc. (the "Company") approved an amendment to the Company's Certificate of Incorporation (the "Amendment") to change the number of issued and outstanding shares of Series A common stock, par value $0.001 per share (the “Series A Common Stock”), and Series B common stock, par value $0.001 per share (the “Series B Common Stock” and, together with the Series A Common Stock, the “Common Stock”), of the Company, by effecting a 1-for-173,750 reverse stock split (the “Reverse Stock Split”), as a result of which stockholders of record will receive a cash payment of $3.75 per pre-Reverse Stock Split share in lieu of receiving a fractional post-Reverse Stock Split share.

On March 30, 2026, the Company held the annual meeting of stockholders (the “Annual Meeting”) via live video webcast. At the Annual Meeting, the Company’s stockholders of record voted to, among other matters, approve the Amendment.

A description of the Amendment is set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on March 17, 2026 (the “Proxy Statement”) and is incorporated by reference herein. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on March 17, 2026 (the “Proxy Statement”).

At the beginning of the Annual Meeting, there were 6,950,000 shares of Series A Common Stock and 5,585,229 shares of Series B Common Stock present or represented by proxy at the Annual Meeting, which represented 100% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s Series A Common Stock were entitled to ten votes for each share of Series A Common Stock held as of the close of business on March 16, 2026, the record date for the Annual Meeting (the “Record Date”). Holders of the Company’s Series B Common Stock were entitled to one vote for each share of Series B Common Stock held as of the close of business on the Record Date.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.	To elect six directors;

2.	To ratify the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve the amendment of our Certificate of Incorporation to change the number of issued and outstanding Common Stock, by effecting a 1-for-173,750 Reverse Stock Split; and

4.	To approve an adjournment of the Annual Meeting of Stockholders to a later date, if necessary.

The voting results for each of these proposals are set forth below.

1.              Election of Directors.

Name	For	Against	Abstain
Derral Eves	70,702,362	16,905	98,802
Dallas Jenkins	70,763,016	16,550	38,503
Brooke Asiatico	70,520,622	28,450	268,997
Cris Doornbos	70,525,337	24,625	268,107
Matt Rearden	70,526,762	27,570	265,557
David Bagheri	70,527,367	22,480	268,222

Based on the votes set forth above, each director nominee was duly elected to serve as a director until the Company’s annual meeting of stockholders in 2026, or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

2.             Ratification of Appointment of Independent Registered Public Accounting Firm.

For	Against	Abstain
70,568,824	25,255	223,990

Based on the votes set forth above, the stockholders ratified the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.             Approval of the Amendment Of Certificate Of Incorporation To Change The Number Of Issued and Outstanding Common Stock, By Effecting a 1-For-173,750 Reverse Stock Split.

For	Against	Abstain
70,547,379	233,565	37,125

Based on the votes set forth above, the stockholders approved an amendment to the Certificate Of Incorporation to change the number of issued and outstanding Common Stock, by effecting a 1-For-173,750 Reverse Stock Split.

Based on the votes set forth above, the stockholders approved an adjournment of the Annual Meeting of Stockholders to a later date, if necessary.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to 5&2 Studios, Inc. Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2026	5&2 STUDIOS, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer